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EXHIBIT 10.2

AGREEMENT FOR PERFORMANCE OF SERVICES BY INDEPENDENT CONTRACTOR

THIS AGREEMENT is made the                   day of June 2000

BETWEEN: AQUADYNE INC, a company organised and existing under the laws of the United States of America, ("AquaDyne")

AND: GLOBAL POWER & WATER INC, a company organised and existing under the laws of the United States of America ("Global")

WHEREAS:

A.       AquaDyne is the owner of an invention called "the JetWater System".

B. Global has special and unique expertise in relation to the JetWater System, including: (a) research, development and commercialisation; and
         (b) training and technical assistance and support in regard to individual commercial applications.

C. AquaDyne wishes to engage Global as an independent contractor to perform services comprising its areas of its special and unique expertise in relation to the JetWater System.

D. This Agreement sets out the terms of the engagement of Global, by AquaDyne, as an independent contractor, to perform services in relation to the JetWater System.

NOW THE PARTIES AGREE as follows:

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A.       INTERPRETATION

ARTICLE 1         DEFINITIONS AND INTERPRETATIONS OF WORDS

1.1 Unless the context otherwise requires, the following expressions shall have the meanings now ascribed to them:

         "AGREEMENT" means this agreement for the performance of services under which Global is engaged by AquaDyne as an independent contractor in relation to the JetWater System and any amendments hereto and any other instrument expressed to be supplemental to this agreement and all amendments thereto.

         "CHANGE IN CONTROL" means in relation to the Contractor, that there is such a change in the shareholders of the Contractor, or such a change in the composition of the Board of Directors of the Contractor which, in the opinion reasonably held of AquaDyne, has the effect of taking control of the Contractor away from its existing Board of Directors or puts the Contractor under the control, direct or indirect, of persons or companies different from those in control at the latter of the date hereof and the date on which AquaDyne last consented in writing to particular changes in the shareholders or Board of Directors of the Contractor.

         "CONFIDENTIAL INFORMATION" means any and all confidential information (including trade secrets) relating to the JetWater System and shall include all client lists, formulae, notes, correspondence, drawings and other written material or software associated with the JetWater System and shall also include all that information, advice and know-how of a proprietary nature owned by AquaDyne in relation to the JetWater System or comprised in or represented by the Intellectual Property to the extent that the same has not already been publicly disclosed by AquaDyne.

         "COPYRIGHT" means all those rights of copyright in respect of the JetWater System or the Intellectual Property, throughout the World, now existing, granted or recognised.

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         "DESIGN RIGHTS" means all those rights of registered design granted, in respect of the JetWater System or the Intellectual Property, throughout the World, now existing, granted or recognised.

         "FUTURE RIGHTS" means, jointly and severally, all those rights (statutory and otherwise) comprised in the definition of Copyright, Design Rights, Patent Rights or Trade Mark Rights, throughout the World, which may in the future be granted, recognised, created or acquired.

         "IMPROVEMENTS" means any method or approach which can be adapted to the JetWater System which would make it cheaper, more effective, in any way easier to use, or more useful or valuable, or in any way preferable as a commercial article, system or process, in any part of the World and which has been or is ever developed or acquired.

         "INTELLECTUAL PROPERTY" means, jointly and severally, the Copyright, Future Rights, the Patent Rights, the Design Rights and the Trade Mark Rights and any other rights that may at any time exist in relation to the JetWater System or the Intellectual Property.

         "JETWATER SYSTEM" means a distillation method water purification system, that utilizes an afterburner to heat water containing effluent from commercial and other applications to temperatures greatly exceeding those achieved by existing water distillation systems, reduces solids down to submicron size, extracts them and discharges clear and sterile water, and in relation to which the Patent Application has been made and which is more fully described in such application, together with the Improvements.

         "NOMINATED PERSON" means the person to be nominated by the Contractor, from time to time, and approved by AquaDyne, who is to be primarily responsible for providing the Services.

         "PARTIES" means the parties to this Agreement, being Global and AquaDyne.

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         "PATENT APPLICATION" means International Patent Application No. PQ5402, filed under the PCT and given an international filing date of 2
         February 2000.

         "PATENT RIGHTS" means, jointly and severally, all patents and applications relating to the JetWater System, including the Patent Application, filed in any country in the world, and all divisions, continuation, continuation in part, supplemental disclosure and reissues thereof, and without limiting the generality of the foregoing, those patent rights pursuant to the Commonwealth Patents Act 1990 in relation to the JetWater System and the right to register patents in relation to the JetWater System throughout other countries of the World.

         "PCT" means the Patent Cooperation Treaty signed at Washington on 19 June 1970.

         "RESTRAINT AREAS" means each country of the World in which the JetWater System is patented or an application for a patent has been or is ever lodged, or such application or patent is recognised, and each country of the World in which any other form of Intellectual Property in relation to the JetWater System is registered or has been applied for or granted, or is recognised.

         "RESTRAINT PERIOD" means in relation to each Restraint Area, the period during which any Patent Rights or other Intellectual Property Rights shall remain registered or recognised, as the case may be and shall not have expired within that Restraint Area.

         "SERVICES" means the services to be provided by the Contractor in relation to the JetWater System, which are set out in Article 2.

         "TRADE MARK RIGHTS" means those rights in the trade nominations developed or acquired by AquaDyne, which might describe the JetWater System or such other names in respect of the JetWater System, which are capable of protection under any law in any country throughout the World.

         "WORLD" means, jointly and severally, all territories and countries of the World.

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1.2      GENERAL Unless the context otherwise requires, a reference to:

         1.2.1    a person includes a body corporate;
         1.2.2    the singular number includes the plural number and vice versa;
         1.2.3    one gender includes all other genders;
         1.2.4 a statute, regulation, section, or provision of a statute or regulation ("a Statutory Provision") includes:
                  (a) that Statutory Provision as amended or re-enacted from time to time; and
                  (b) a statute, regulation or provision enacted in replacement of that Statutory Provision, or incorporating any of its provisions.

1.3 All monetary amounts are in United States dollars, unless otherwise stated.

1.4 If a party consists of more than one person, this Agreement binds them jointly and each of them severally.

1.5 Headings are for convenience only and do not affect the interpretation, or form part of, this Agreement.

1.6 "Any" shall include one, more than one, and all occurrences of the matters or things referred to.

1.7      "Including" and similar expressions are not words of limitation.

1.8 Where an expression is of the form "a or b" it shall include "a or b and both a and b".

1.9 Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

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B.  OBLIGATIONS OF CONTRACTOR

ARTICLE 2         SERVICES TO BE PERFORMED BY CONTRACTOR

The Contractor will perform engineering and technical support services in relation to the JetWater system, for and on behalf of AquaDyne, including:

         (a) research and development of the JetWater System, including design and construction thereof (and the Contractor undertakes to use its best efforts, diligently applied, to advance and improve the JetWater System).

         (b) technical assistance, training and support in regard to JetWater Systems deployed and operating in commercial applications, including giving advice on the technical characteristics of the JetWater System and preparing and providing operating manuals and other technical literature for the JetWater System; and

         (c) doing and performing those services, acts or things which in the reasonable opinion of AquaDyne are necessary, desirable or advisable in relation to the JetWater System and fall within the Contractor's areas of expertise.

ARTICLE 3         EMPLOYMENT OF SUBCONTRACTORS, EMPLOYEES AND AGENTS

The Contractor may employee or retain such subcontractors, employees, agents or assistants as shall be necessary or desirable for the performance of the Services, provided that each such appointment shall be first approved by the Board of Directors of AquaDyne and provided further that each such person, which includes the Nominated Person, shall, prior to commencing work for the Contractor in relation to the Services, execute an agreement with AquaDyne under which they shall be bound by the provisions contained in Articles 9,11,12 and 13 any other provisions of this Agreement as AquaDyne shall in its reasonable opinion deem necessary in order to protect its title and interests in the Confidential Information, the Intellectual Property, the JetWater System or its business.

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ARTICLE 4         METHOD OF PERFORMING THE SERVICES

Except as expressly provided to the contrary in this Agreement, the Contractor shall determine the method, details and means of performing the Services.

ARTICLE 5         AMOUNT OF TIME CONTRACTOR TO SPEND PERFORMING THE SERVICES

The Contractor shall devote a sufficient number of hours in each week as shall be necessary to perform the Services at a high standard.

ARTICLE 6         HOURS AND LOCATION WHERE SERVICES TO BE PERFORMED

6.1 The Contractor shall perform the Services during regular business hours and on the Contractor's own premises (provided that such facility is first approved by the Board of Directors of AquaDyne, in view of the confidential nature of its business), at locations where JetWater Systems are deployed and at such other locations as AquaDyne may reasonably require taking into account the nature of the Services to be performed by the Contractor and the location of the JetWater Systems. It is expressly agreed by the Contractor that as directed by AquaDyne, it shall perform the Services at all locations, wherever they may be in the World, where AquaDyne has customers or other involvement in relation to the JetWater System.

6.2 All reasonable expenses incurred by the Contractor in travelling to or remaining at locations other than its own premises in order to perform the Services shall be reimbursed to it by AquaDyne.

ARTICLE 7         TOOLS AND EQUIPMENT

The Contractor will at its own cost provide its own business premises, personnel, tools and other equipment and instrumentalities required to perform its Services.

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ARTICLE 8         REPORTS AND SUPPLY OF INFORMATION AND DOCUMENTS

8.1 The Contractor shall in good faith, promptly and regularly, and forthwith after receiving any request for the same from AquaDyne, provide to AquaDyne:

         (a) reports on the nature and extent of the Services rendered covering the period of time between that report and the previous report;

         (b) full details of all Improvements to the JetWater System, including designs and drawings, project models, development drawings, prototypes, production drawings and other developments, trade secrets and matters relating to the JetWater system, which the Contractor or its subcontractors, employees, agents or assistants have developed, acquired or become aware since the previous occasion on which it provided such information to AquaDyne.

ARTICLE 9         FURTHER DEVELOPMENTS OF THE JETWATER SYSTEM

9.1 The ownership of and sole right to any Improvements developed or acquired by Global anywhere in the World, shall be vested in AquaDyne and Global hereby expressly undertakes to notify AquaDyne that it has developed or acquired such Improvements forthwith upon doing so and shall describe the nature of the same and do all things as may be necessary or appropriate in the opinion of AquaDyne to vest absolutely in, or transfer to AquaDyne, or its nominee, any Future Rights available in respect of the Improvements and all objects comprising, describing, or in any way referring to the Improvements shall forthwith be delivered to AquaDyne after being acquired or developed by Global.

9.2 Global hereby expressly agrees to treat all Improvements as confidential and secret, whether or not the Improvement is capable of protection by Future Rights, and hereby expressly undertakes to refrain from:

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         (a)      disclosing to any person the nature of any Improvements or any documents or other information acquired in the course of creating the Improvements; and

         (b) using any object, document or other information for any purpose other than the ongoing commercialisation and exploitation of the Intellectual Property by or on behalf of AquaDyne.

ARTICLE 10        CONTRACTOR RESPONSIBLE FOR ITS TAXATION OBLIGATIONS

It is agreed and understood by the parties that AquaDyne has engaged the Contractor to perform the Services under this Agreement as an independent contractor and that it is the Contractor's sole responsibility and obligation to pay to the Federal, State and local governments, any and all taxes that may become due as a result of the compensation paid to the Contractor under this Agreement. In this regard the Contractor acknowledges that it may have an obligation to make estimated tax payments. AquaDyne shall issue and file with the appropriate government authorities, a form 1099 reflecting the compensation paid to the Contractor.

ARTICLE 11        CONFIDENTIAL INFORMATION AND PROTECTION OF AQUADYNE'S BUSINESS

11.1 The Contractor acknowledges that during the term of this Agreement and in the course of discharging its duties hereunder, the Contractor shall have access to and become acquainted with information concerning the business operations of AquaDyne and in particular its Confidential Information, and that this information is confidential and comprises trade secrets.

11.2 The Contractor agrees and undertakes that it and its subcontractors, employees, agents or assistants shall not misuse, misappropriate, or disclose any Confidential Information, directly or indirectly, to any other person, or use any Confidential Information in anyway either during the term of this Agreement or at any time thereafter, except as is required in the course of the performance of the Services.

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11.3     The Contractor acknowledges and agrees that the sale or unauthorised use or disclosure of any of the Confidential Information obtained by the Contractor during the course of this Agreement, including information concerning AquaDyne's current or any future or proposed work services, JetWater System improvement or development, and the fact that any such work services or JetWater System improvement or development are planned, under consideration or have been incorporated in the JetWater System, as well as any descriptions thereof, constitute a misuse of AquaDyne's Confidential Information and wrongful and unfair competition. The Contractor promises and agrees not to engage in, cause or permit any unfair competition with AquaDyne, during the term of this Agreement or at any time thereafter.

11.4 The Contractor shall not cause or permit anything which may damage or endanger the Intellectual Property, or AquaDyne's title or interest in the Intellectual Property, or assist or allow others to do so.

11.5 The Contractor agrees that all Confidential Information and all equipment and any other tangible or intangible property relating to the business of AquaDyne, or its Intellectual Property, and whether or not prepared, created or provided by the Contractor or any other person, are and shall remain the exclusive property of AquaDyne and shall only be removed from the premises of AquaDyne with its prior consent.

ARTICLE 12        NO COMPETITIVE ACTIVITIES

12.1 Global shall not, without having first obtained the consent of AquaDyne, which AquaDyne shall be entitled to grant or refuse as it sees fit:

         (a) during the Restraint Period within any of the Restraint Areas conduct or carry on, on its own account, in partnership, joint venture or otherwise be concerned or interested, directly or indirectly, and whether as trustee, principal, agent, employee, shareholder, unit holder, independent contractor, consultant, adviser, or in any other capacity whatsoever, in any business or activity of a nature that is in competition with the business of AquaDyne or its Intellectual Property, or in any way canvas or solicit orders in competition with the business of AquaDyne or its Intellectual Property; and

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         (b)      after the conclusion of the Restraint Period, use to their own advantage, or to the detriment of AquaDyne, or except on compulsion of law disclose to any person, or cause or permit to be so used or disclosed, any information which has come to their knowledge or which they have otherwise acquired during their association with AquaDyne or the JetWater System.

12.2 Global hereby expressly accepts the restraints set out in this Article 12 and expressly agrees that these restraints are entirely reasonable and acceptable in the circumstances of this Agreement.

ARTICLE 13        INDEMNIFICATION FOR NEGLIGENCE OR MISCONDUCT

Global will and at all times hold AquaDyne and its employees, representatives, officers, directors and assigns, harmless from and indemnified against any loss, costs, damage, injury to persons or property, actions, claims, demands, expenses, judgments, court orders or other liabilities arising directly or indirectly out of or in connection with the misconduct, negligence or recklessness, or intentional acts or omissions of the Contractor or the Contractor's employees, subcontractors, representatives, agents or assistants, or related in any manner to the performance or failure to perform the Services by the Contractor or its employees, subcontractors, representatives, agents or assistants.

ARTICLE 14        WORKERS COMPENSATION INSURANCE AND INDEMNIFICATION

The Contractor agrees to provide worker's compensation insurance for its employees and agents and agrees to hold harmless from and indemnify AquaDyne for any loss, damage, liability or claim (whether civil or criminal) including legal fees and costs incurred, arising out of the injury, disability, or death of any of the Contractor's employees or agents.

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ARTICLE 15        FURTHER UNDERTAKINGS AND REPRESENTATIONS BY CONTRACTOR

15.1 The Contractor has not knowingly done or omitted to do, or permitted any other to do or omit to do, any act or thing whatsoever by which the due performance of this Agreement shall be hindered or prevented in any way whatsoever.

15.2 Neither the execution of this Agreement nor the performance of its obligations hereunder will cause the Contractor to be in breach of any agreement to which it is party or otherwise subject

C.  OBLIGATIONS OF AQUADYNE

ARTICLE 16        COMPENSATION

16.1 As compensation for the Services to be performed hereunder, AquaDyne shall pay the Contractor a fee which shall initially be calculated on an annual rate per annum of USD 80,000.00 ("the annual compensation rate") payable in equal monthly instalments in arrears, on the first day of each month, during the term of this Agreement.

16.2 The annual compensation rate shall be increased by USD20,000.00 as soon as the Contractor has produced a working prototype of the JetWater System that has satisfied the tests required pursuant to the contemporaneous contract entered into between the parties under which all the intellectual property relating to the JetWater System was assigned to AquaDyne by the Contractor and the production of working models of the JetWater System to be deployed in commercial applications has commenced.

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16.3     The annual compensation rate shall be further increased by a further
         USD20,000.00 as soon as AquaDyne has achieved its first commercial contract for the supply of the JetWaterSystem.

16.4 In addition to the increases in the annual compensation rate set out in Articles 16.1-16.3, the annual compensation rate shall be increased on each anniversary of this Agreement by a further amount to reflect the prevailing rate of inflation in the United States of America during the previous year of the Agreement, but shall not be reduced in the case that there has been deflation.

16.5 In addition to the increases in the annual compensation rate set out in Articles 16.1-16.4 the annual compensation rate will be reviewable annually on each anniversary of the execution of this Agreement, but may only be increased or maintained at the prevailing rate.

16.6 Notwithstanding Articles 16.1-16.5, in the event that AquaDyne at any time requires an expansion of the Services to be provided by the Contractor, whether as to the nature of the Services or the amount of time to be spent in their performance, then the parties will forthwith negotiate an increase in the annual rate to reflect the increased Services being provided.

16.7 AquaDyne shall pay to the Contractor all anticipated out of pocket expenses. Out of pocket expenses which the Contractor shall be entitled to be paid in advance shall be those expenses specified under the heading "Office Expenses" in the cash flow projections prepared quarterly by Global and agreed to by AquaDyne.

16.8 The Contractor shall provide AquaDyne with a monthly invoice in respect of the Monthly Fee and any out of pocket expenses.

16.9 AquaDyne agrees to comply with all requests of the Contractor that are reasonably necessary for the performance of the Services, or fair and equitable in the context of this Agreement and the Services to be performed hereunder.

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D.  GENERAL PROVISIONS

ARTICLE 17        UNIQUENESS OF CONTRACTOR'S SERVICES

The Contractor hereby represents and agrees that the Services to be performed under this Agreement are of a special, and unique, unusual, extraordinary or intellectual character that gives them a particular value to AquaDyne, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. The Contractor agrees that AquaDyne may possess and shall be entitled to injunctive and other equitable relief, in addition to remedy at law for damages, to prevent or remedy any breach of this Agreement by the Contractor.

ARTICLE 18        NO ASSIGNMENT BY CONTRACTOR

Neither this Agreement, nor any obligations under this Agreement may be assigned by the Contractor, except as permitted hereunder or consented to in advance by AquaDyne, as it is understood and agreed that the Contractor is uniquely qualified to perform the Services.

ARTICLE 19        NATURE OF THIS AGREEMENT AND STATUS OF THE CONTRACTOR

The Contractor is and shall be an independent contractor and not the servant of AquaDyne under this Agreement. This Agreement does not constitute a partnership, joint venture or any other similar type of relationship. The Contractor has no authority to enter into or make him commitments, agreements, contracts or create obligations of any sort on behalf of AquaDyne.

ARTICLE 20        MUTUAL COOPERATION AND GOOD FAITH OF THE PARTIES

In entering into this Agreement, the parties recognise that it is impracticable to make provision for every contingency which may arise in the course of its performance. Accordingly the parties declare that they enter into this Agreement in a spirit of mutual cooperation, good faith and fairness and that it is their intention that this Agreement shall operate between them with fairness and without detriment to the interests of either of them and if in the course of the performance of this Agreement unfairness to any party is disclosed or anticipated, then the parties shall use their best endeavours to agree upon such equitable action as may remove the cause or causes of the same.

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ARTICLE 21        COMMENCEMENT AND TERMINATION OF THIS AGREEMENT

21.1 This Agreement shall commence on the date of execution by both parties and will continue for a period of five years, after which time the parties may agree upon a further term for the continuance of this Agreement, unless terminated pursuant to the termination provisions of
         Article 21.2.

21.2 This Agreement may be terminated forthwith by a party ("the first party") should any of the following events involving the other party ("the other party") occur:

         (a) an order is made, or a resolution passed, for the winding up or dissolution without winding up of the other party, unless the winding up is for the purpose of reconstruction or amalgamation and the scheme for reconstruction or amalgamation receives the prior written consent of the first party;

         (b) the other party enters into an arrangement, reconstruction or composition with its creditors or any of them, without the prior written consent of the first party;

         (c) the other party suspends payment of its debts or becomes insolvent within the meaning of any relevant legislation or law;

         (d)      a receiver is appointed to the other party;

         (e) pursuant to the provisions of any relevant legislation the other party is placed under official management or an inspector is appointed to investigate its affairs;

         (f) the other party has made persist and substantial default in the performance of any of its obligations under this Agreement, provided that where such default is capable of remedy such default is not remedied within 30 days;

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         (g)      the other party, being the Contractor, shall have done or
                  permitted any act by which AquaDyne's rights in the Intellectual Property or its business may be prejudiced or put in jeopardy;

         (h) the other party, being the Contractor, shall have failed for a period of 30 days to provide a Nominated Person, approved by AquaDyne, provided that such approval was not unreasonably withheld;

         (i) there is a Change in Control of the other party, being the Contractor, without the prior consent of AquaDyne;

         (j) the other party, being AquaDyne, shall have failed to make payment of any sum due to Global under the terms of this Agreement within 10 days of the due date on at least three occasions.

ARTICLE 22        EFFECTS OF TERMINATION

22.1     Upon the termination of this Agreement for any reason whatsoever:

         (a) the Contractor shall forthwith deliver up to AquaDyne all property belonging to AquaDyne, including all Confidential Information and other property whatsoever comprising or relating to the Intellectual Property, the JetWater System or AquaDyne's business, which is in its possession, or under its control, or in the possession or under the control of its servants, subcontractors, agents, assistants or any other persons that it has similar authority over; and

         (b) AquaDyne shall pay to the Contractor all sums due and owing to it by way of compensation and out of pocket expenses as at the date this Agreement is terminated.

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22.2     The termination of this Agreement shall not affect any rights or remedies which may have accrued to either party in respect of any breach prior to the date of such termination and each party shall be and remain liable to perform all outstanding obligations under this Agreement notwithstanding that the other party may have exercised one or more of the rights and remedies against it.

22.3 Any right or remedy to which either party is or may become entitled under this Agreement, or in consequence of the other party's conduct, may be enforced from time to time separately or concurrently with any right or remedy given by this Agreement, or now or afterwards provided for and arising by operation of law, so that such rights and remedies are not exclusive of the other or others but are cumulative.

22.4 Articles 9,10, 11, 12 and 13 of this Agreement shall continue in force notwithstanding the termination of this Agreement.

ARTICLE 23        FORCE MAJEURE

The parties shall be released from their respective obligations under this Agreement in the event of national emergency, war, prohibitive government regulation, or if any other cause beyond the reasonable control of the parties, or either of them, renders the performance of this Agreement impossible, this Agreement will be treated as terminated and the provisions in Article 22 shall apply.

ARTICLE 24        STAMP DUTY, CHARGES AND LEGAL COSTS

24.1 All stamp duty and other government charges (if any) payable in respect of this Agreement shall be paid by AquaDyne.

24.2 The parties shall be liable for and shall pay their own legal costs and disbursements of and arising from this Agreement.

ARTICLE 25        ATTORNEY'S FEES AND COSTS IN CASE OF COURT ACTION

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

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ARTICLE 26        NOTICES

26.1 Each notice hereunder shall be in writing and shall be given by any one of the following means:

         26.1(a) by delivering it to the address of the party on a business day during normal business hours; or

         26.1(b)  by sending it to the address of the party by registered mail.

26.2 The address and facsimile numbers (and telephone numbers) of the parties shall, in the absence of notice to the contrary, be as follows:

         GLOBAL:

         Address:          Suite 665
                           4535 West Sahara Avenue
                           Las Vegas, Nevada
                           USA

         Facsimile:        +1-702-732-4415

         Telephone:        +1-702-732-9262

         AQUADYNE:

         Address:          Suite 606
                           1220 N. Market St.
                           Wilmington, Delaware 19801

         Facsimile:        (949) 5970269

         Telephone:        (949) 5970268

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26.3     Each of the parties shall give notice to the other of any change in any address, facsimile or telephone number at the earliest possible opportunity, but in any event within 48 hours of such change taking place.

ARTICLE 27        RIGHTS CUMULATIVE

All rights granted to the parties hereunder shall be cumulative and no exercise by either party of any right under this Agreement shall restrict or prejudice the exercise of any other right granted by this Agreement, or otherwise available to that party.

ARTICLE 28        MODIFICATIONS, AMENDMENTS AND CONSENTS

28.1 Any modification or amendment of this Agreement will be effective only if it is in writing signed by or on behalf of the party to be charged.

28.2 Any consent by a party shall be of no force or effect unless it is in writing and signed by or on behalf of the party to be charged.

ARTICLE 29        WAIVER

29.1 A party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

29.2 The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

29.3 A waiver is not effective unless it is in writing and signed by the party to be charged.

29.4 The waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

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ARTICLE 30        SEVERABILITY

If any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable, or indications to that effect are received by either of the parties from any competent authority, the parties shall use their best efforts to amend that provision so as to overcome the same in such manner as most nearly achieves the original intention of the parties in entering into this Agreement, provided however that should it not be possible to amend the provision in this way then such provision shall be severed from this Agreement unless the effect of severance would be to significantly reduce the benefits to be received by or to make it more onerous for either or both of the parties hereunder, in which case such party or parties shall be entitled to terminate this Agreement by 30 days notice to the other party.

ARTICLE 31        ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There have been and are no representations, agreements, arrangements, or understandings, oral or verbal, between and among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

ARTICLE 32        ARBITRATION

All disputes or differences which shall at any time arise between the parties, whether during the term of this Agreement or afterwards, touching or concerning this Agreement, or its construction or effect, or the rights, duties or liberties of the parties under or by virtue of it, or concerning any matter in any way connected with or arising out of the subject matter of this Agreement, shall on the written request of either party served on the other, be submitted to a non-binding arbitration. The arbitration shall comply with and be governed by the provisions of the appropriate Arbitration legislation in the State of Delaware. The party prevailing in the arbitration shall be entitled to attorneys fees together with other costs and necessary disbursements incurred on its behalf in relation to the arbitration.

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ARTICLE 33        APPLICABLE LAW AND JURISDICTION

33.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America.

33.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Delaware and waives any immunity or any objection it may have to any action in those courts and to a claim that any action in those courts has been brought in an inconvenient forum or to those courts not having jurisdiction.

THIS AGREEMENT WAS EXECUTED on the date first hereinbefore written, by:

THE COMMON SEAL OF                          THE COMMON SEAL of
GLOBAL WATER & POWER INC was                AQUADYNE INC.
hereunto affixed in accordance with its     was hereunto affixed in accordance
By-laws in the presence of:                 with its By-laws in the presence of:

------------------------                    -------------------------------
Director                                    Director

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